Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Garuda Capital Corp. (the “Company”) on Form 10-KSB for the period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robin Relph, Chief Executive Officer and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1

The information contained in the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 except that it does not include the Company's financial statements for the year ended June 30, 2006 as Garuda has not yet received an audit report for the financial statements for this period; and

2	the Company intends to file an amended 10-KSB to include its financial statements for the year ended June 30, 2006 and the audit report once they are ready.

By:

/s/ Robin Relph

Robin Relph
Chief Executive Officer and Chief Financial Officer

November 14, 2006